Exhibit 99.2

Oscient Pharmaceuticals Contact:

Christopher Taylor

Vice President

Investor Relations

781-398-2466

For Immediate Release

NASDAQ Extends Temporary Suspension of Bid Price and Market Value of Publicly Held Shares Requirements;

Oscient Compliance Period Extended to October 6, 2009

Waltham, Mass., March 24, 2008 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) has received notification from NASDAQ OMX (“NASDAQ”) that, given the current extraordinary market conditions, NASDAQ has further extended the temporary suspension of the rules requiring a minimum market value of publicly held shares (“MVPHS”) and a minimum $1 closing bid price by 90 days.

As a result of the suspension, all companies presently in the compliance process will remain at that same stage of the process; however, companies can regain compliance during the suspension period. NASDAQ will not take any action to delist any security for these concerns during the suspension period; these rules will now be reinstated on Monday, July 20, 2009.

On October 3, 2008, Oscient announced that pursuant to Marketplace Rule 4310(c)(8)(B), the Company had 90 calendar days to regain compliance with the MVPHS requirement. Based on this extension and the previously announced suspensions of rules enforcement on October 23, 2008 and December 23, 2008, Oscient estimates it will have until October 6, 2009 to regain compliance by evidencing a minimum $15 million MVPHS for 10 consecutive business days. If the Company does not regain compliance with the MVPHS requirement by October 6, 2009, the Company will receive written notification of delisting from NASDAQ and at that time will be entitled to request a hearing before a NASDAQ Listing Qualifications Panel to present its plan to regain compliance with the MVPHS requirement.

The NASDAQ notice has no effect on the listing of the Company’s common stock on The NASDAQ Global Market at this time.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage pharmaceutical company marketing two FDA-approved products in the United States: ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic. ANTARA is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE is approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient promotes ANTARA and FACTIVE through a national sales force calling on primary care physicians, cardiologists, endocrinologists and pulmonologists.

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

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Extended NASDAQ Rule Suspension

March 24, 2008

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to (i) NASDAQ’s suspension of the rules requiring a minimum MVPHS and minimum closing bid price and NASDAQ’s corresponding decision not to take any action to delist any security for non-compliance with these requirements until the reinstatement of such rules on July 20, 2009, (ii) the ability of companies to regain compliance with the minimum MVPHS and minimum closing bid price requirements during the suspension period, and (iii) the Company’s option to request a hearing before the NASDAQ Listings Qualifications Panel in the event that the Company does not regain compliance with the minimum MVPHS requirement by October 6, 2009. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to maintain the listing of our common stock on The NASDAQ Global Market; (b) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (c) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA or EMEA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates; (d) our ability to raise additional funds and/or refinance our maturing and existing debt or debt that may be accelerated due to our inability to maintain our common stock listing on a U.S. national securities exchange or approved for listing on a U.S. system of automated dissemination of quotations and to fund our operations including sales and marketing activities and potential product acquisitions; and (e) our ability to defend our intellectual property position for ANTARA and FACTIVE and claims against us by third parties. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2008 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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